EXHIBIT 21.1

Entity	Jurisdiction of Organization
2014 HUD Master Tenant, LLC	Georgia
AdCare Acquisition, Inc.	Ohio
AdCare Management, Inc.	Ohio
ADK Administrative Property, LLC	Georgia
ADK Bonterra/Parkview, LLC	Georgia
ADK Georgia, LLC	Georgia
ADK Powder Springs Operator, LLC	Georgia
APH&R Nursing, LLC	Georgia
APH&R Property Holdings, LLC	Georgia
AdCare Administrative Services, LLC	Georgia
AdCare Consulting, LLC	Georgia
AdCare Employee Leasing, LLC	Georgia
AdCare Financial Management, LLC	Georgia
AdCare Oklahoma Management, LLC	Georgia
AdCare Operations, LLC	Georgia
AdCare Property Holdings, LLC	Georgia
Attalla Nursing ADK, LLC	Georgia
Benton Nursing, LLC	Arkansas
CP Property Holdings, LLC	Georgia
CSCC Nursing, LLC	Georgia
Coosa Nursing ADK, LLC	Georgia
Eaglewood Property Holdings, LLC	Georgia
Erin Nursing, LLC	Georgia
Erin Property Holdings, LLC	Georgia
Georgetown HC&R Nursing, LLC	Georgia
Georgetown HC&R Property Holdings, LLC	Georgia
Glenvue H&R Property Holdings, LLC	Georgia
Hearth & Care of Greenfield, LLC	Ohio
Hearth & Home of Ohio, Inc.	Georgia
Homestead Nursing, LLC	Georgia
KB HUD Master Tenant 2014, LLC	Georgia
Little Rock HC&R Nursing, LLC	Georgia
Little Rock HC&R Property Holdings, LLC	Georgia
Mountain Trace Nursing ADK, LLC	Ohio
Mountain View Nursing, LLC	Georgia
Mt. Kenn Property Holdings, LLC	Georgia
NW 61st Nursing, LLC	Georgia
Northridge HC&R Nursing, LLC	Georgia
Northridge HC&R Property Holdings, LLC	Georgia
Northwest Property Holdings, LLC	Georgia
Park Heritage Nursing, LLC	Georgia
QC Nursing, LLC	Georgia
QC Property Holdings, LLC	Georgia
Regional Health Properties, Inc.	Georgia
RMC HUD Master Tenant, LLC	Georgia
Sumter N&R, LLC	Georgia

Entity	Jurisdiction of Organization
Sumter Valley Property Holdings, LLC	Georgia
The Pavilion Care Center, LLC	Ohio
Valley River Nursing, LLC	Georgia
Tara Operator, LLC	Georgia
Valley River Property Holdings, LLC	Georgia
Woodland Hills HC Nursing, LLC	Georgia
Woodland Hills HC Property Holdings, LLC	Georgia
Woodland Manor Nursing, LLC	Georgia
Woodland Manor Property Holdings, LLC	Georgia